As filed with the Securities and Exchange Commission on May 3, 2011

Registration No. 333-173706

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXERGETIC ENERGY, INC.
(Exact name of registrant as specified in its charter)
MICHIGAN	0-32267	27-2950066
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

440 Burroughs Suite 386
Detroit, MI 48202
 (313) 378-0834
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kimberly L. Graus, Esq.
4949 SR 64 E, #141
Bradenton, Florida 34208
(941) 747-5290

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $.0001 per share	15,000,000	.15	$2,250,000	$261__

(1) This Registration Statement covers the Offering of common stock of the Company according to a Drawdown Equity Financing Agreement and for resale by the selling stockholder named in this Prospectus.   The Company is making a good faith estimate on the number of shares that it may issue under the Drawdown Equity Financing Agreement.
 (2) The proposed maximum Offering price per share and the proposed maximum aggregate Offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the OTC.QB on April 25, 2011, a date within five (5) trading days prior to the date of the filing of this Registration Statement.
(3) Registration fee has been paid via Fedwire

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

This S-1/A is filed to address the failure to include the company’s financials in the S-1 filed by the Company on April 25, 2011.

SELLING STOCKHOLDERS
PROSPECTUS

SUBJECT TO COMPLETION, DATED ____________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

EXERGETIC ENERGY, INC.

15,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 15,000,000 shares of the common stock of Exergetic Energy, Inc., a Michigan corporation, by Auctus Private Equity Fund, LLC, a Massachusetts limited liability company (“Auctus ” or “Selling Shareholder”), a selling shareholder pursuant to Drawdown Notice under a Drawdown Equity Financing Agreement (the “Drawdown Equity Financing Agreement ” or “Agreement” that we have entered into with Auctus. The Drawdown Equity Financing Agreement permits us to sell shares of our common stock to Auctus enabling us to drawdown up to $10,000,000 million from Auctus. The registration statement covers the offer and possible sale of approximately $2,250,000  in common stock based on our April 25, 2011 closing market price of $0.15 per share before the discount offered to Auctus. We will not receive any proceeds from the sale of these shares of common stock offered by Auctus. However, we will receive proceeds from the sale of securities pursuant to each Drawdown Notice we send to Auctus. We will bear all costs associated with this registration.

The total amount of shares of common stock which may be sold pursuant to this Prospectus would constitute 101% of our issued and outstanding common stock as of April 25, 2011, if all of the shares had been sold by that date.  As of April 25, 2011, the closing market price of the Company’s common stock was $.15.  Based on that price, and disregarding limitations on the number of shares Auctus may hold at any given time and the maximum advance provisions of the Drawdown Agreement, the maximum amount of shares of common stock which may be sold would be 15,000,000, representing 101% of the outstanding common stock as of April 25, 2011 (14,863,341).

  Auctus is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Line of Credit. Auctus will pay us  93 % of the lowest closing “best bid” price of the common stock during the five consecutive trading days immediately following the date of our notice to Auctus of our election to put shares pursuant to the Drawdown Equity Financing Agreement.  There are no underwriting agreements in place.

We have agreed to pay all the costs and expenses of this registration.

Our shares of common stock are traded on the OTC Markets Group (the “OTC.QB”) under the symbol "XNGR.QB."

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required.  You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 9.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is   May 3, 2011.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	5
Cautionary Note Regarding Forward-Looking Statements	15
Use of Proceeds	15
Capitalization
Dilution	17
Market for Common Equity and Related Stockholder Matters	17
Description of Business and Property	18
Management’s Discussion and Analysis of Financial Condition and Results of Operations	23
Our Management	27
Security Ownership of Certain Beneficial Owners and Management	31
Certain Relationships and Related Party Transactions	31
Description of Capital Stock	32
Selling Stockholders	32
Plan of Distribution	33
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	34
Legal Opinion	35
Experts	35
Interests of Named Experts and Counsel	35
Additional Information	36
Report of Independent Registered Public Accounting Firm	36
Index to Financial Statements	37
Part II – Information Not Required in Prospectus	38
Signatures	42

Unless otherwise specified, the information in this prospectus is set forth as of May 3, 2011, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information provided in this Prospectus and incorporated by reference in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this Prospectus.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this Prospectus.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  The selling stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus or that the information contained by reference to this Prospectus is correct as of any time after its date.  The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of common stock.  The rules of the SEC may require us to update this Prospectus in the future.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire Prospectus carefully, including the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and the notes to the financial statements included in this Prospectus.

Our Company

Exergetic Energy, Inc., was founded on May 27, 2010 as a Michigan corporation, and was created to improve upon and expand the various energy options/resources available for prospective customers.  While specializing in both renewable and efficient non-renewable sources, Exergetic believes itself to be well positioned to capitalize upon the opportunities that are taking place as the world moves to a more enlightened stance on energy consumption.

Specialized Services, Inc. was incorporated in Michigan in January, 1988 and focused on the non-renewable fuel distribution side of the business.  On October 5, 2005, SSI entered into an Agreement and Plan of Merger with and into Fifth Avenue Acquisition II Corp., a publicly-traded company.  In 2010, SSI merged with Exergetic Energy, Inc. and changed its name to Exergetic Energy, Inc, pursuant to a Final Definitive Agreement dated December 3, 2010 and certain SSI shareholders, wherein Exergetic agreed to purchase (a) 76% of the outstanding shares of SSI; and (b) 1,750,000 shares of common stock.  The Purchase Price was $185,250, which is being paid in accordance with the terms of a Promissory Note executed and was finalized on December 10, 2010.  The parties have modified the time deadlines in the Agreement and the parties are continuing to operate under the terms of the Agreement as of the date hereof.

The non-renewable fuel distribution business of SSI has been incorporated into Exergetic’s business lines as a division.

As a full service energy company Exergetic Energy, Inc (“Exergetic”) has with its’ tripartite organizational structure the means to address a myriad of different energy challenges facing our customers.  Represented by three distinct divisions: Non-Renewables, Renewables & Energy Optimization, Exergetic is a solutions provider for a myriad of different energy solutions. The three main divisions that exist within Exergetic possess the following strategic objectives:

•	Provide innovative technology driven solutions that meet our client’s needs and align with the larger US Energy Plan as defined by the Obama Administration.

•
Leverage our expertise in government contract work via Small Business Administrations’ 8A program in order to provide efficient, clean energy solutions to the Departments of Defense and Energy, respectively.

•	Expand the use of renewable energy sources into mainstream customer applications per the use of smart device technology
•	Continue to develop/market/manufacture leading edge technology for the vast array of energy needs that occur within the residential and commercial arenas at optimum price points

Our executive offices are located at 440 Burroughs Street, Suite 386, Detroit, Michigan, 48202. Our telephone number is (313) 378-0834.  The company maintains its website at www.exergeticenergy.com.

Drawdown Equity Financing Agreement.

This prospectus relates to the resale of up to 15,000,000 shares of our common stock by Auctus.  Auctus will obtain our common stock pursuant to a Drawdown Equity Financing Agreement (“Agreement”), dated February 18, 2011, entered into by Auctus and Exergetic Energy, Inc. The Agreement provides for a Fifteen Thousand and No/100 Dollar ($15,000) non-refundable origination fee be paid to Auctus, $5,000 of which was paid in cash at the signing of the Agreement and $10,000 of which is due out of the proceeds of the first and any subsequent drawdown until the full amount is paid.

Although the Company is not mandated to sell shares under the Agreements, the Agreement gives the Company the option to sell to Auctus, up to $10,000,000 worth of our common stock (“Shares”), par value $0.0001 per share over a three year period. At the date of filing, we may not obtain the full $10,000,000 in funding as our average trading price is too low. The $10,000,000 was stated as the total amount of available funding in the Agreement because this was the maximum amount that Auctus agreed to offer us in funding. There is no assurance that the market price of our common stock will increase substantially in the near future. The number of common shares that remains issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Agreement. Therefore, we may not have access to the remaining commitment under the equity line unless we amend our Articles of Incorporation to increase the number of authorized common shares and/or the market price of our common stock increases substantially. Based on our stock price as of April 25, 2011, the registration statement covers the offer and possible sale of only approximately $ 2,092,500 worth of our shares at current discounted market price of $0.1395 or approximately 93% of $0.15 (our market price at April 25, 2011.) We are authorized to issue 100,000,000 shares of common stock and have 14,863,341 shares issued and outstanding as of April 25, 2011. The number of common shares that remains issuable is lower than the number of common shares we need to issue in order to have access to the full amount under the Agreement. Therefore, we may not have access to the remaining commitment under the equity line unless we amend our Articles of Incorporation to increase the number of authorized common shares and/or the market price of our common stock increase substantially.

The maximum amount that we shall be entitled to request from each advance (“Advance”) shall be equal to, at the Company’s election, either (i) $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock based on the ten (10) trading days preceding the Drawdown Notice Date (as defined in the Agreement), whichever is larger. The purchase price of the common stock shall be set at ninety-three percent (93%) of the lowest closing bid price of the common stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the Drawdown Notice Date. If the average trading in our common stock is too low, it is possible that we may not be permitted to draw the full amount of proceeds of the drawdown of $250,000, which may not provide adequate funding for our planned operations.

Under the Agreement, Auctus shall immediately cease selling any shares within a Drawdown Notice if the price falls below a fixed-price floor provided by the Company or seventy-five percent (75%) of the average closing bid price of the common stock over the preceding ten (10) trading days prior to the Drawdown Notice Date (the “Floor”). Notwithstanding, we may, in our sole and absolute discretion, waive its right with respect to the Floor and allow Auctus to sell any shares below the Floor Price. In the event that we do not waive its right with respect to the Floor, Auctus shall immediately cease selling any shares within the Drawdown Notice if the price falls below the Floor Price. If we do waive the floor price it could cause the share price to fall substantially.

In addition, there is an ownership limit of 4.99% (see section 7.2 (g) of the Agreement) and, neither the company’s right to waive the floor price and/or the ownership limit of 4.99% can impact the price at which we can put the shares to Auctus.

On the Advance Date, we shall deliver to Auctus the number of shares of the Common Stock registered in the name of Auctus as specified in the Drawdown Notice. In addition, we must deliver the other required documents, instruments and writings required. If we have not paid the fees, expenses, and disbursements of Auctus in accordance with the Agreement, Section 12.4, the amount of such fees, expenses, and disbursements may be deducted by Auctus directly out of the proceeds of the Advance with no reduction in the amount of shares of our Common Stock to be delivered on the Advance Date. Auctus is not required to purchase the shares unless:
•	The shares delivered to Auctus must be done so through a Deposit/Withdrawal at Custodian (DWAC) from a Deposit Trust Company and shares must have proof that they are free of restrictive legends.

•	Our Registration Statement with respect to the resale of the shares of Common Stock delivered in connection with the Advance shall have been declared effective.

•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities..

•	We shall have filed with the SEC in a timely manner all reports, notices and other documents required.

•	All fees set forth in Section 12.4 of the Agreement shall have been paid or withheld.

•	Our transfer agent is DWAC eligible.

We believe that we will be able to meet all of the above obligations mandated in Section 2.3 of the Agreement (mentioned above). We are aware that if we fail to perform our obligations and we fail to deliver to Auctus on the Advance Date the shares of Common Stock corresponding to the applicable Advance, Auctus shall suffer financial hardship and therefore we acknowledge that we will be liable for any and all losses, commission, fees, interest, legal fees or any other financial hardships caused to the Investor. Fees and penalties for such losses (liquidated damages) to Auctus shall be paid by the Company in accordance with the following schedule:

Payments for Each Number of Days Overdue	For each $10,000 Worth of Common Stock

1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1000
Over 10	$1000 + $200 for each Business Day beyond the tenth day

Summary Financial Information

The table below summarizes our audited financial statements for the fiscal years ended December 31, 2010 and December 31, 2009.

Balance Sheet Summary:

	Fiscal Year Ended
	At December 31, 2010 (Audited)	At December 31, 2009 (Audited)
Balance Sheet
Cash	$1,304	$7,314
Total Assets	$15,417	$120,237
Total Liabilities	$542,999	$557,290
Total Stockholders’ Equity	$(527,582)	$(344,505)

Statement of Operations Summary:

	For the Fiscal Year Ended December 31,
	2010	2009
	(Audited)	(Audited)
Statement of Operations:
Revenue	$22,298	$68,494
Net Income (Loss)	$(183,077)	$(54,041)
Net loss per common share – basic and diluted	$(0.39)	$(0.05)

Summary Of The Offering

Securities Being Offered	15,000,000 shares of our common stock being registered on behalf of Auctus Private Equity Fund, LLC.

Offering Period	Until all shares are sold or until 36 months from the date that the registration statement becomes effective, whichever comes first.
Common Stock Outstanding Before and After the Offering:	Before the Offering: 14,863,341 shares of common stock issued After the Offering: 29,863,34 shares of common stock

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by Auctus. However, we will receive proceeds from Auctus under the Agreement. See “Use of Proceeds”.

Risk Factors:	See “Risk Factors” and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage in our Renewable and Energy Optimization divisions and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy for our Renewable and Energy Optimization divisions is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Specialized Services, Inc. was incorporated in Michigan in January, 1988 and focused on the non-renewable fuel distribution side of the business.  On October 5, 2005, SSI entered into an Agreement and Plan of Merger with and into Fifth Avenue Acquisition II Corp., a publicly-traded company.  In 2010, SSI merged with Exergetic Energy, Inc. and changed its name to Exergetic Energy, Inc.  At that time we added two new lines of business, the Renewable and Energy Optimization divisions, but neither of those divisions has begun significant operations. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($936,501) as of December 31, 2010 and we expect to continue to incur significant expenses in the foreseeable future related to the Solar Farm project in Arcadia, Florida , expansion of the Inverter prototype development and/or the energy audit business line (See Projected Use of Proceeds). As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if the fuel delivery business that was acquired from SSI grows, we will be required to manage multiple relationships. Any further growth by the two original Exergetic business lines or the fuel delivery business, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

Increasing costs of oil directly affects our costs and may negatively impact our margins.

Our Non-renewables division relies upon the ability to negotiate cost savings from truck fuel distribution centers fulfill distribution requirements to our retail customers, which include truck stops, gas stations and other gas retailers. The recent steep increase in the cost of automotive/truck fuel including gasoline and diesel fuel has increased our operating expenses and reduced our profit margins. If the strategies we have developed in response to these changing market conditions are not successful, it could harm our financial condition and business prospects.

The fuel distribution business is a low-margin business and is sensitive to economic conditions.

Substantially all of the revenues we derive are from our Non-renewables division and the distribution of fuel products that we buy from regional refiners and larger third party distributors, which we sell to retailers of fuel products for the automotive/truck industry. That business is highly competitive and discounts are required in order to secure and maintain customers for our fuel distribution services. The industry is characterized by a high volume of sales with relatively low profit margins. A significant portion of our sales are at prices that are based on product cost plus a percentage markup. Consequently, our results of operations may be negatively impacted when fuel prices fluctuate in ways that we do not anticipate. The fuel distribution industry is also sensitive to national and regional economic conditions and the demand for our fuel products may be adversely affected from time to time by economic downturns. Additionally, our non-renewables distribution business is sensitive to increases in fuel and other transportation-related costs.

Environmental concerns and regulations may impact our business.

Notwithstanding the fact that we do not take possession of the fuel, our services and operations of our non-renewable fuel division may be subject to various laws, regulations and judicial and administrative orders concerning protection of the environment and human health, including provisions regarding the transportation, storage, distribution, disposal or discharge of certain materials. Our renewable energy divisions may also be impacted by environmental laws and regulations that are to date unknown.  We cannot assure you that environmental regulations may not be adopted that impact our procedures or potentially increase liability to limit environmental damages.  If such regulations are adopted, they would also apply to others in our industry, but we cannot determine whether we will be readily able to comply with new but unanticipated regulations of the U.S. Environmental Protection Agency and by similar state agencies. In the event that claims are asserted against us for environmental damages, whether or not we are found to be liable, we could be materially adversely affected because of the costs associated with defending against any environmental claims.

Renewable Energy division is benefitting from, and counting on, the continued political favor and beneficial policies existing in the United States at this time.

Our business plan for the Renewable Energy division relies heavily on the premise that the Country’s commitment to renewable forms of energy will continue to provide the Company with opportunities and favorable business tax treatment similar to that provided under the American Recovery Act – PILOT program, which provides generally for a 30% tax credit which the Company intends on pursuing.  A change in the direction of the Country could prove disadvantageous to the Company’s Renewable energy division.

We may experience adverse impacts on our results of operations as a result of adopting new accounting standards or interpretations.

Our implementation of and compliance with changes in accounting rules, including new accounting rules and interpretations, could adversely affect our operating results or cause unanticipated fluctuations in our operating results in future periods. For example, we will be required by the Sarbanes-Oxley Act of 2002 to begin filing an annual report on the effectiveness of our internal controls. Although we believe our internal controls are operating effectively, and we have committed internal resources to ensure compliance, we cannot guarantee that we will not have any material weaknesses as reported by our auditors and such determination could materially adversely affect our business.

Competition.

While we believe that we are competitive and have established presence in the markets in which we operate our subsidiary and our training arm, our renewable energy division is new and as such managing competition will be a focus of the Company.   We may face significant competition in our renewable energy division’s primary competition is foreign, however, the Company believes that the lack of many competitors in the United States, will allow the company to capitalize on the current political climate of promoting American production of alternative energy sources. We will compete against many companies in fragmented, highly competitive markets and we have fewer resources than some of those companies. Our business sectors compete principally on the basis of the following factors: quality of service; establishing and maintaining relationships with fuel providers for our customer; expertise, reputation and efficiency. Competitive pressures, including those described above, and other factors could cause us additional difficulties in acquiring market share or could result in decreases in margins, which are already low, could have a material adverse effect on our financial position and results of operations. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit.

We rely heavily on fuel commodities in our distribution business and price fluctuations can have a material and adverse effect on the cost structure of our business.

We are exposed to fluctuations in market prices for various fuels. The rising price of fuel can have an impact on our cost structure. At this time, we are unable to predict the potential impact of future increases in fuel commodity costs on the cost of our distribution business, or our ability, if any, to increase the selling price of our services to cover such costs. We have not established arrangements to hedge rising fuel commodity prices and, where possible, to limit near-term exposure to fluctuations in fuel prices. As a result, the cost to distributing fuel may rise at a time when we are unable to increase the selling price of such products.

Actual results could differ from the estimates and assumptions that we use to prepare our financial statements

To prepare financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions, as of the date of the financial statements, which affect the reported values of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include: contract costs and profits and revenue recognition; increasing fuel costs further narrowing our margins; continued acceptance of our Fuel Services program and new initiatives.

Our dependence on one or a few customers could adversely affect us.

The Renewable energy division’s initial project, the Solar array field in Arcadia, Florida’s (the “Arcadia Project”) primary customer would be Florida Power and Light (FPL).  FPL will not commit to the purchase of power until such time as the Company is producing the same, however, they do purchase power for the grid and would be the Company’s preferred primary purchaser.  Should the company be unable to sell its power to FPL, it would be required to sell to smaller, individual purchasers and communities, which would likely impact the company’s financial condition.

The Non-renewable energy subsidiary has been dependent upon its ability to market its service to a limited number of major fleet truck customers. If any of these major customers terminated its relationship with the Company, whether as the result of advances by competitors, or otherwise, the business operations and financial condition of the Company could be adversely effected.

Our failure to attract and retain qualified personnel, including key officers, could have an adverse effect on us.

Our ability to attract and retain qualified personnel, and other professional personnel in accordance with our needs is an important factor in determining our future success. Our ability to be successful depends in part on our ability to attract and retain skilled laborers in our businesses. Demand for these workers can at times be high and the supply extremely limited. Our success is also highly dependent upon the continued services of our key officers, Mr. C. B. McCollum, our CEO and director, and Mr. Clarence McCollum, our President and director. We have no "key" man insurance on the lives of any executive officer.

We may need additional capital to fund our operations and develop our Renewable energy projects.

Our cash reserves may not be adequate to cover our costs of operations and we will need to raise significant capital to develop the Arcadia project. We expect to fund our general operations and marketing activities for the next twelve months with our current cash reserves and the funding provided or arranged for us by our officers or affiliates. However, unexpected expenses or increases in costs may arise. There is no assurance we can raise the additional capital if needed. If additional funds are required we may be required to sell our securities or seek debt financing, but there can be no assurance that such financing will be at terms satisfactory to us.

Michagan Law and Our Charter May Inhibit a Takeover of Our Company That Stockholders May Consider Favorable

Provisions of Michigan  law may have the effect of delaying, deferring or preventing a change in control of our Company.  As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

Risks Relating to our Stock

State Blue Sky Registration; Potential Limitations on Resale of our Securities.

The class of common stock registered under the Exchange Act has not been registered for resale under the Act or the "blue sky" laws of any state. The holders of such shares and persons, who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one.

Dividends Unlikely.

We do not expect to pay dividends for the foreseeable future. The payment of dividends, if any, will be contingent upon our future revenues and earnings, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors. It is our intention to retain all earnings for use in the business operations and accordingly, we do not anticipate that the Company will declare any dividends in the foreseeable future.

Possible Issuance of Additional Securities.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $0.0001, par value $0.0001. At April 25, 2011, we had 14,863,341 shares of common stock issued and no preferred shares issued. We may issue additional shares of common stock in connection with any future acquisitions of operating businesses or assets. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests in the Company. The issuance of additional shares of common stock may adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Compliance with Penny Stock Rules.

Our securities, if it becomes subject to quotation on any trading market, will initially be considered a "penny stock" as defined in the Exchange Act and the rules thereunder, since the price of our shares of common stock is likely to be less than $5. Unless our common stock will otherwise be excluded from the definition of "penny stock," the penny stock rules apply with respect to that particular security. The penny stock rules require a broker-dealer prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements, if applicable, could additionally limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

Shares eligible for future sale.

As of April 25, 2011, the Company had 14,863,341  shares of common stock issued and outstanding. of such 3,848,341 shares are freely tradable in the public market (except by affiliates of the Company) and 11,015,000 shares are "restricted" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 under the Securities Act.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The securities and exchange commission has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, rule 15g-9 require:

•      that a broker or dealer approve a person’s account for transactions in penny stocks; and

•      the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

 Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, C.B. McCollum, Chairman beneficially owns 50% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the  NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

If the Selling Shareholder sells a large number of shares all at once or in blocks, the market price of our shares would most likely decline. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future.  Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

Existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Drawdown Agreement.

The sale of our common stock to Auctus Private Equity Fund LLC in accordance with the Drawdown Equity Facility Agreement may have a dilutive impact on our shareholders.  As a result, our net income per share could decrease in future periods and the market price of our common stock could decline.  In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Auctus Private Equity Fund LLC in order to drawdown on the facility.  If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the Offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock.  Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock.  By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Drawdown Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Drawdown Agreement, it could have a significant dilutive effect upon our existing shareholders.  Although the number of shares that we may issue pursuant to the equity line will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the equity line is exercised.

For example:

Stock Price	Shares Issued*	Percentage of Outstanding Shares**
$.15 (Current Price)	71,684,588	82.83%
$.19 (25% above)	55,555,555	78.89%
$.11 (25% below)	100,000,000	87.06%
$.23 (50% above)	47,619,048	76.21%
$.075 (50% below)	142,857,143	90.58%
$.26 (75% above)	41,666,667	73.71%
$.05 (75% below)	270,270,270	94.79%

*	Based on total $10,000,000 equity drawdown being accessed by the Company and stock price discounted to Auctus’ purchase price of 93% to calculate shares issued.
**	Based on 14,863,341 shares outstanding as of April 25, 2011.

If the share price continues to decline as we exercise the equity line, the dilution percentage could become significantly larger.  However, this current registration is only for up to 15,000,000 shares to be registered.

Auctus Private Equity Fund LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the Drawdown Equity Facility Agreement will be purchased at a seven (7%) discount or 93% of the lowest closing VWAP during the five trading days immediately following our notice to Auctus Private Equity Fund LLC of our election to exercise our "put" right.

Auctus Private Equity Fund LLC has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price.  If Auctus Private Equity Fund LLC sells our shares, the price of our common stock may decrease.  If our stock price decreases, Auctus may have a further incentive to sell such shares.  Accordingly, the discounted sales price in the Drawdown Agreement may cause the price of our common stock to decline.

Auctus Private Equity Fund LLC has entered into similar agreements with other public companies and may not have sufficient capital to meet our drawdown requests.

Auctus Private Equity Fund LLC has entered into similar financing agreements with at least 6 other public companies, and those companies have all filed registration statements with the intent of registering shares to be sold to Auctus pursuant to drawdown arrangements.  Three of those registration statements are effective, and three are pending.  We do not know if management at any of the companies who have or will have effective registration statements intend to raise funds now or in the future, what the size or frequency of each put request would be, if floors will be used to restrict the amount of shares sold, or if the equity line will ultimately be cancelled or expire before the entire amount of shares are put to Auctus.  Since we do not have any control over the requests of these other companies, if Auctus Private Equity Fund LLC receives significant requests, it may not have the financial ability to meet our requests.  If so, we may not have funds available to us under this Offering, or the amount of available funds may be significantly less than we anticipate.

Risk Factors Related to Our Securities, the Equity Line of Credit and This Offering

We are registering an aggregate of 15,000,000 shares of common stock to be issued under the Equity Line of Credit.  The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 15,000,000 shares of common stock under the registration statement of which this Prospectus forms a part for issuance pursuant to the Equity Line of Credit.  The sale of these shares into the public market by Auctus could depress the market price of our common stock.

We May Not Have Access to the Full Amount under the Equity Line.

During the period ended April 25, 2011, the closing price of our common stock was $.15 based on very little volume.  There is no assurance that the market price of our common stock will increase substantially in the near future.  The entire commitment under the Equity Line of Credit is $10,000,000.  The number of common shares that remains issuable is lower than the number of common shares we need to issue in order to have access to the full amount under the Equity Line of Credit.  Therefore, we may not have access to the remaining commitment under the equity line unless the share price of our common stock remains at its current level.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds.

The Drawdown Equity Financing Agreement provides that the dollar value that we will be permitted to draw from Auctus will be the higher of: (A) 200% of the average daily volume in the US market of the common stock for the ten (10) trading days prior to the Drawdown Notice, or (B) $250,000.  If the average daily trading volume in our common stock is too low, it is possible that we would only be permitted to draw down $250,000 at a time, which may not provide adequate funding for our planned operations.
Unless an active trading market develops for our securities, investors may not be able to sell their shares.

Although, we are a reporting company and our common shares are quoted on the OTC.QB under the symbol “XNGR”, there is not currently an active trading market for our common stock and an active trading market may never develop or, if it does develop, may not be maintained.  Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;
•	the number of securities analysts, market-makers and brokers following our common stock;
•	changes in, or failure to achieve, financial estimates by securities analysts;
•	new products or services introduced or announced by us or our competitors;
•	actual or anticipated variations in quarterly operating results;
•	conditions or trends in our business industries;
•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock; and
•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value.  The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes.  These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company.  In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities.  Although there is no such litigation currently pending or threatened against the Company, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business.  Moreover, and as noted below, our shares are currently traded on the OTC Bulletin Board and, further, are subject to the penny stock regulations.  Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

Trading in our common stock on the OTC Bulletin Board may be limited thereby making it more difficult for investors to resell any shares they may own.

Our common stock is quoted on the OTC Bulletin Board (owned and operated by the Nasdaq Stock Market, Inc.).  The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a national exchange or on the Nasdaq National Market, investors may have difficulty reselling any of the shares of our common stock they own.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” “outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements.  We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future, and the size and timing of additional significant orders and their fulfillment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholder. However, we will receive proceeds from the sale of our common stock to Auctus pursuant to the Drawdown Equity Financing Agreement.  The ultimate amount the Company can receive is dependent on the price of common stock, and could be less than $10,000,000.   The Company has different priorities depending upon the proceeds received.  The Company outlines its anticipated Use of Proceeds based upon receipt of 100% Funding; 33.33% Funding; and 66.66% Funding, within the first 12 months after successful completion of this Offering:

XNGR intends to use the proceeds from the Equity Line as follows:

USE OF PROCEEDS

% of Funding Received	33.33%	66.66%	100%
# of Shares Sold*

Gross Proceeds	$3,333,333	$6,666,666	$10,000,000
Less: Offering Expenses**	$22,383	$28,773	$29,116
Net Proceeds to the Company	$3.31 MM	$6.63 MM	$9.97 MM

Use of Proceeds:
Legal & Accounting	$250,000	$250,000	$250,000
General Operational Expenses	$522,383	$528,773	$529,116
Solar Farm Project	$300,000	$3,500,000	$7,400,000
Inverter Prototype Development	$30,000	$30,000	$30,000
Consultants	$800,000	$800,000	$450,000
Supply chain Improvements	$1,250,000	$1,350,000	$1,160,000
Energy Audit Hardware Equipment	$157,617	$171,227	$150,884
Total	$3.31 MM	$6.63 MM	$9.97 MM

*	Based upon $ .15per share April 25, 2011.
**	Unless the share price increases, it is assumed that the company will be required to register additional shares of stock in order to access more than 1/3 of the total 10,000,000 equity line

DETERMINATION OF OFFERING PRICE

The Selling Stockholder may sell its shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.  We will not receive any proceeds from the sale of shares by the Selling Stockholder.

DILUTION

“Dilution” represents the difference between the Offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the Offering.  “Net Book Value” is the amount that results from subtracting total liabilities from total assets.  Please refer to the following table presenting the number of shares issued and the corresponding price per share paid before this Offering for more information.  Following is a table detailing dilution as of December 31, 2010, to investors if 100%, 75%, 50%, or 10% of the Offering is sold.

Percent of Offering sold	100%	75%	50%	10%
Net Tangible Book Value Per Share Prior to Stock Sale	-.035	-.035	-.035	-.035
Pro Forma Net Tangible Book Value Per Share After Stock Sale	.052	.034	.023	-.019
Increase in net book value per share due to stock sale	.017	.001	-.012	-.054
Net Dilution (Purchase price of $.1395 less Pro Forma Net Tangible Book Value per share)	.0875	.1055	.1165	.1205

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Exergetic Energy, Inc.’s common stock has been traded on the OTC.QB since approximately January 14, 2006.  The following table sets forth the quarterly high and low sales prices as reported during the last two fiscal years ended December 31, 2008 and 2009, and the interim period ended March  31, 2011.

Fiscal Year 2011	Low	High
First Quarter	$0.15	$ . 0.20

Fiscal Year 2010	Low	High
First Quarter	$0.18	$ . 0.18
Second Quarter	$0.18	$0.18
Third Quarter	$0.18	$0.18
Fourth Quarter

Fiscal Year 2009	Low	High
First Quarter	$0.40	$.070
Second Quarter	0.20	0.41
Third Quarter	0.20	0.24
Fourth Quarter	0.18	0.24

Fiscal Year 2008	Low	High
First Quarter	$0.50	$3.50
Second Quarter	0.35	7.00
Third Quarter	0.20	1.25
Fourth Quarter	.175	.090

These quotations represent inter dealer prices, without retail markup, markdown, or commission, and may not reflect actual transactions.  As of April 25, 2011, there were approximately 58 record holders of the Company's common stock.

Dividend Policy

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

DESCRIPTION OF BUSINESS AND PROPERTY

General

Exergetic Energy, Inc., was founded on May 27, 2010 as a Michigan corporation, and was created to improve upon and expand the various energy options/resources available for prospective customers.  While specializing in both renewable and efficient non-renewable sources, Exergetic believes itself to be well positioned to capitalize upon the opportunities that are taking place as the world moves to a more enlightened stance on energy consumption.

Company Overview

As a full service energy company Ex ergetic Energy, Inc (“Exergetic”) has with its’ tripartite organizational structure the means to address a myriad of different energy challenges facing our customers.  Represented by three distinct divisions: Non-Renewables, Renewables & Energy Optimization, Exergetic is a solutions provider for a myriad of different energy solutions. The three main divisions that exist within Exergetic possess the following strategic objectives:

•	Provide innovative technology driven solutions that meet our client’s needs and align with the larger US Energy Plan as defined by the Obama Administration.
•
Leverage our expertise in government contract work via Small Business Administrations’ 8A program in order to provide efficient, clean energy solutions to the Departments of Defense and Energy, respectively.

•	Expand the use of renewable energy sources into mainstream customer applications per the use of smart device technology
•	Continue to develop/market/manufacture leading edge technology for the vast array of energy needs that occur within the residential and commercial arenas at optimum price points

Our executive offices are located at 440 Burroughs Site 386, Detroit, Michigan 48202. Our telephone number is (313) 378-0834.  The company maintains its website at www.exergeticenergy.com.

Competition

Exergetic is an amalgam of three distinct energy related business units.  As such, each division has its own set of unique opportunities and challenges.

RENEWABLE ENERGY DIVISION

The Renewable Energy division is focused on the design & installation of solar panel systems per the use of photovoltaic (PV) DC/AC inverters.  Exergetic has its’ own proprietary inverter technology for this industry.  And while the majority of global solar panel demand is supplied by the China, the company feels that a niche exist especially in the US market for the manufacture and production of solar power inverters.  Furthermore, the lack of an international standard creates regional markets for inverters.  In the U.S., regulations are particularly burdensome for manufacturers.  Regulations differ across PV markets.  Regulations for grid-connected PV inverters vary across countries.  Requirements are generally believed to be the most stringent in the United States.  International manufacturers who want to serve this market need to design models specifically for the United States in order to meet regulations.  This lack of uniformity creates regional markets, making it extremely difficult for manufacturers to create a global product.

Nearly 75% of the entire US photovoltaic market is supplied by production from just three manufacturers.  The following three companies have US subsidiaries, which are responsible for the production and supply of the photovoltaic market in the US: (1) SMA Solar Technology AG (headquartered in Germany), Xantrex Corporation out of Vancouver, CN and Osaka-Sharp from Japan constitute the major suppliers in this industry.   Exergetic views this lack of indigenous manufacturing capabilities of US based companies to be a major opportunity that we intend to capitalize upon while striving to become the largest US manufacture and supply of power inverters to the global marketplace.

ENERGY OPTIMIZATION DIVISION

The Energy Optimization division, which operates under the Exergetic name, has an orientation within the energy management and efficiency arena.  The energy optimization industry functions as the backbone of the entire energy economy.  Whether customers desire solar or fossil power energy sources; the government now mandates that all energy delivery systems be efficient and optimized. The company offers a unique array of services that combine quality engineering standards, such as ISO certification standards,  along with Certified Energy Management techniques. In doing so, we are the first company to offer such a holistic array of services all designed to coalesce quality engineering with energy management.  Exergetic believes that it stands poised to be a market leader in this hybrid industry and believes that others will follow in this direction as energy management specialist realize that overall system optimization cannot be achieved without quality engineering design and implementation methodologies.

The philosophy behind accelerating the growth of our consulting services is focused on leveraging existing relationships with firms and agencies focused on sustainable development through ISO standards and Energy Management in order to expand their offering beyond management systems to include design and implementation capabilities.  Specifically, Exergetic can augment existing consulting firms’ core competencies, thus allowing them to offer their clients the services of:
•           Certified energy manager review/certification of systems, processes, facilities and products
•           Energy Auditing
•           Engineering Design Expertise
•           Design construction and implementation expertise

The energy auditing services offered by Exergetic are suitable for all types of facilities, whether residential, commercial or industrial. Our energy auditors are certified through the Association of Energy Engineers (AEE) and our point auditing system is based on American Society of Heating, Refrigerating and Air-Conditioning Engineers (ASHRAE) auditing standards.  Based on the facility investigated each audit will include a specialized combination of the following services:
•           Thermographic Infrared Scanning: measures surface temperatures by using infrared video and still cameras. These tools see light that is in the heat spectrum. Images on the video or film record the temperature variations of the building's skin.  It is also used to determine effectiveness of insulation.

•           PFT Air Filtration Test: this test determines the air filtration profile over a period of time (a few hours to several months).
•           Blower Door Test: this test locates air filtration by depressurizing building envelope.
•           Building Envelope Evaluation: measures heat flow through walls, roofs, foundations, windows in order to determination maximum heat gradients across all surfaces
•           Water Conservation Evaluation: measures pressure head and water flux through all faucets in a particular facility.
•           Complete Energy System Inspection: including lighting systems, HVAC systems, &  hot water system

  In assessing the energy optimization marketplace that exists both locally in Michigan and on the national level, the Company believes that this should be a prime area of focus.  However, most companies that offer energy auditing services do so as an extension of their building & construction firm, such is the case for local competitors, Bestech Energy Systems in Oakland County and Michigan Energy Audits LLC of Clarkston, MI.  Nationally, the same observation can be made of such players like The Hines Group, a global real estate development and property management firm and BEI & Associates, a large architectural & design engineering firm, that was hired to perform energy assessments at the Coleman A. Young Municipal Center in Detroit, MI.

We believe that Exergetic will have a competitive advantage arising from our core technical training—since the company was founded by Mechanical Engineers, we understand the true technological principles that undergird this “new” field of interest.  However, energy optimization isn’t really new at all, it is governed by the fundamental laws of thermodynamics and the adherence to these laws defines the laws of physics!  Our team has over 35 years of experience developing thermodynamic systems for  a myriad of applications and have been performing the task of “energy optimization” for several decades, now.  Our Energy Optimization Division provides interpretations and insights not found with the use of standard diagnostic tools—thus building individual solutions for individual clients based on principles of science.

In fact, the concept of this primary service offering, the Energy Educator Program, was borne out of a meeting that Exergetic held on July 29, 2010 with the Executive Director of the Detroit Wayne Joint Bldg. Authority (DWJBA). The DWJBA received a 2008 ENERGY STAR Label on behalf of its efforts to reduce energy consumption and implement smart business practices at the Coleman A. Young Municipal Center and Exergetic conducted this meeting to garner a first-hand overview of the potential for energy optimization in the Greater Detroit Metropolitan Area. The Executive Director stated that while there were definitely a significant number of companies engaged in the business of energy auditing and optimization, there were currently no suppliers of the energy optimization technology training that the user needs in order to be able to understand, operate, sustain and realize the energy savings opportunities articulated in standard energy audit reports. The lack of knowledge of how new energy efficient components operate makes this seem like “black box” technology when they really are not. Our Energy Educator Training Program has been developed to bridge this gap and take the mystery out of the science. Our software program known as the “Energy Educator Program”, was conceived as an interactive, on-site, computer based training for customers to effectively manage their energy optimization plan. The initial design for this product was established in 2Q 2010 and additional upgrades have been made as continuous improvements since that time. Now that the program design has been completed, the company will work on finalizing the computer algorithm and begin programming. The Company plans to hire Computer programming experts that are adept at software development and plans for the initial product prototypes to be available by 4Q 2011. We intend to offer our product as free “add ons” for our energy auditing customers as a means to get a sufficient sample population to assist with debugging our product before we begin offering it on a national level. Once finalized, inspected and ready for official product release projected by 1Q 2012, Exergetic plans to submit a patent application to the US Patent and Trade Office in order to obtain patent protection for our concept and algorithm

NON-RENEWABLE DIVISION

The third and final division of Exergetic is the non-renewable business unit.  This division functions primarily as a commercial fossil fuel supplier.   This division incorporates the business operations of Specialized Services, Inc. existing prior to the merger.

We have established our Fuel Services program as a service capable of providing truck fleets with cost savings based upon high volume nationally, together with the means to track costs, savings and usage, through our third party billing card. With high volume comes the opportunity to operate more efficiently by leveraging costs. Our efficient and productive operations have enhanced our ability to provide customers with competitive pricing of their fuel product needs which advantage improves customer acquisition and retention.

Our business competes in the area of fuel distribution principally on the basis of the following factors: service quality, reputation, technical expertise and reliable service. Competitive pressure and other factors could cause us additional difficulties in acquiring market share or could result in decreases in our margins, either of which could have a material adverse effect on our financial position and results of operations.

We have arrangements with fuel distributors at approximately 3,000 fuel stations under a wide variety of formats across the United States. Further, we provide our Fuel Services program to approximately 3 truck fleet customers.

We negotiate with fuel providers, typically truck stocks, to keep fleet prices for fuel products low by leveraging our existing distribution and wholesale purchasing capabilities and maintaining a lower cost structure associated with operating these distribution networks. We believe this strategy will become increasingly profitable because we focus on high-turnover, employ flow-through distribution methods that eliminate product storage operating costs and handling expense.

Many of our competitors have achieved significant national brand name recognition as fuel distributors and have extensive promotional programs. Our Fuel Services program uses equipment and technology that is widely available. Accordingly, barriers to entry, apart from capital availability, are low in our business, and the entrance of new competitors into the fuel distribution market may reduce our ability to capture improving profit margins. However, we believe that our comprehensive Fuel Services program, which includes pre-negotiated fuel discounts from wholesalers/retailers based upon volume commitments and pre-negotiated customer base with fleet truck operators nationally, provides advantages to both the supplier and the customer at reasonable costs. The Company's ability to compete successfully will depend on our success at retaining current customers and penetrating new targeted markets. There can be no assurance that the Company will be able to compete successfully, that its services will continue to meet with customer approval, that competitors will not develop and market their distribution services that are similar or superior to our services or that the Company will be able to successfully enhance its services.

Marketing Strategy

Exergetic’s marketing plan is most naturally segmented into two distinct divisions: Renewables & Non-Renewables. Although the ultimate goal for each is to deliver the optimum energy supply in the most clean, safe, environmentally friendly fashion as possible, the marketing plans that center on these approaches are as divergent as the technologies themselves. Since the real energy solution for America resides in both of these supply camp—being totally “green” or “fossil” focused will not usher in the REAL CHANGE or paradigm shift that is needed in the country.

Renewable  Market Initiatives
Developed in April 2008 DOE published the Multi-year Program Plan goal for 2008 – 2015 in the Solar Energy Technology Area, for reducing the energy cost for utility, commercial and residential system to $0.06 /kWh.

In order to meet this goal, it is estimated that actual inverter cost will need to decline to $0.25 to $ 0.28/watt by 2018 and according to National Renewable Energy Laboratory (NREL) in Golden, Co.; a modern inverter constitutes 15-20% of the initial PV system cost.  So while the initial cost of an inverter isn’t overly concerning, it is its replacement cost over the typical life span of a photovoltaic solar system of 25-30 years that is most troubling.  The maximum life span of an inverter is 6 years, so in order to utilize a photovoltaic system to its nominal design, one would endure a 400% cost increase for this single component.  Since the DC/AC inverter is such a vital component to the viability of any renewable energy system and since the government has put a premium on “green energy” sources, the Company believes that its marketing of its invertor should focus on the premise that  ideally the inverter would last as long as the other PV System components, - 25 – 30 years.

With an emphasis being put on ending global warming, fostering economic development and increasing energy independence by bringing solar energy into the mainstream, the U.S. Department of Energy announced on September 1, 2009, $502 million in awards given to wind and solar projects.  This was the first round of a total of $3 billion to be awarded.  Exergetic Energy, Inc with its proprietary technology will seek some of the available funding to design and manufacture solar energy inverters.  Our goal is to eventually build the entire solar energy system, but the heart of what we will manufacture will be solar energy inverters.

Although nationally, other states are encouraging renewable energy companies to open, we feel that Michigan because of its current tax incentives and abatements, along with inexpensive real estate, and current high unemployment rate, is an optimum area for  Exergetic Energy, Inc. to open a new manufacturing facility.  Exergetic Energy would like the opportunity to contribute to Michigan’s economic diversification, by aiding in environmental protection, creating good jobs, and helping in revitalizing Michigan’s current economy.

From a climate prospective, Michigan has an average of 4.2 hours of peak sunlight per day on an annual base.  Florida, the sunshine state, only has about 5 hours of peak sunlight per day.  Solar panels are less efficient the hotter they get.  In the southwest they get more sun but the panels produce less voltage per peak sunlight hour because of the heat.  With Michigan’s climate, the panels optimize the energy usage more than in the hotter states, because they will be less prone to overheat. This makes Michigan an excellent place to start up operations.

Exergetic Energy has segmented the market into three distinct target market groups.  The first group is selling licenses to use our technology.  Second, we intend to sell inverters to Solar Energy system builders and manufacturers.  Third, we intend to sell solar energy inverters to the end consumer.  The niche that Exergetic Energy has chosen to participate in is fairly untapped.

A current IMS Research study has shown that the PV plant market is expected to grow by at least 30 per cent annually until 2013, with the expectation that the growth rate will be disproportionately high in the commercial and power plant segment. The renewable energy boom across Europe and elsewhere has opened up an unprecedented market for solar energy-based inverters. Inverters for solar energy systems account for some 99.4% of the renewable energy market, according to recent research from analysis firm Frost & Sullivan, and in Europe at least, revenues are expected to increase at a compound annual growth rate (CAGR) of 24.9% out to 2011.  Overall, retail sales of renewable energy in voluntary purchase markets totaled about 18 billion kilowatt-hours (kWh) in 2007, or about 0.5% of total U.S. electricity sales.  This includes sales of renewable energy derived from both “new” and “existing” renewable energy sources, with most sales supplied from new sources.  In 2007, about 80% of renewable energy sold into voluntary purchase markets was supplied from new renewable energy sources.

Wind energy represented 55% of total green power sales, followed by biomass energy sources, including landfill gas (28%), hydropower (11%), geothermal (3%), solar (<1%), and unknown sources (2.5%).  The fact that solar is now representing (<1%) shows the huge growth potential left to explore.  The United States though far advanced in certain areas and known as a global powerhouse, lags behind in the field of Solar Energy; therefore, creating an excellent opportunity for Exergetic Energy to not only have a regional impact, but one of national proportions.

Employees

As of April 7, 2011, the Company had 2 full time employees and 4 part-time employees,  including its executive officers. No employees are covered by a collective bargaining agreement. The Company's management considers relations with its employees to be satisfactory.

Description of Property

We currently lease office space on a month to month basis for our main office at 440 Burroughs Street, Suite 386, Detroit, MI 48202.  We have a month to month lease for $375 per month.

We own approximately 8.3 acres or raw land in DeSoto County, Florida having an address of 956 Hull Road, Arcadia, Florida 34269.  The land is owned free and clear by Clarence McCullum, Sr., through his Company, CBM Investment Company.  CBM has executed a Quit Claim Deed to the Company, however, it has not yet been recorded in the land records of DeSoto County, Florida.  It should be recorded in the 2nd quarter of 2011..

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2010 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 9.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

During the coming year, the Company would like to work simultaneously on the expansion and development of both its Renewable and Non-Renewable Divsions, however, the Company recognizes that the level of funding it receives, will necessarily dictate the order of priority and timing of its business development goals. Since the activities initiated by the company will be based on the level of financing available, Exergetic feels that the scenarios presented herewith can be adjusted as necessary to match the actual funding amount.  In either case, the scenarios presented below represent the priorities of the company’s expenditures based on the availability of the equity line funding.

Should the Company be able to draw only 1/3 of the committed amount, or $3,333,333, the company will forego the large expense of launching the solar farm in Desoto County, Fl. , holding that project until additional funding is available. Additionally, the Company would make minor changes to the R&D timelines of the Renewable Energy Division but the only material change to the company’s business plan affected by the reduced funding source will be the Renewables Division. Since the land is already owned by Exergetic, there is no development timeline required in the event that funds are not available. As such, equity line funding will be diverted to the completion of the inverter patent & prototype, optimization of the fuel delivery business, and the development of energy optimization business division as originally planned. Since the fuel delivery business is operational already, an increased amount of funds will be used to enhance the profitability of this division thus allowing the company to re-invest profits back into the company and fund other business initiatives in the Renewable Energy Division.

Should the Company be able to draw 2/3 of the committed amount, or $6,666,666, the company would  segment the Solar Farm Project in Desoto County, Fl. into two discrete phases, each constituting roughly half of the projects original size or approximately .750 MW capacity.  In doing so, the total cost of construction will be reduced in half thus leaving Exergetic with the ability to execute the entire business plan as originally designed, as well as develop, launch and “place in service” one half of the solar farm.  The remaining equity line funds would  be diverted to the completion of the inverter patent & prototype, optimization of the fuel delivery business, and the development of energy optimization business division as originally planned.

Should the Company be able to draw 100% of the committed amount, or $10,000,000, the company projects sufficient funding to complete the full Solar Farm Project as well as fully implement its plans outlined above for both the Renewable and Non-Renewable divisions.

Liquidity and Capital Resources

GROSS BILLINGS AND NET REVENUES

Gross billings, Direct Costs and Gross Revenues for the years ending December 31, 2010 and 2009 respectively are reflected below:

Fiscal Year Ending	Gross Billings	Direct Costs	Net Revenue	Operating Expenses	Loss From Operations
2009	$2,751,666	$2,683,172	$68,494	$122,570	$(54,076)
2010	$2,490,607	$2,468,309	$22,298	$93,182	$(70,884)

*The Economic conditions referred to within this section generally refer to the overall economic condition of the country as a whole and in particular for purposes of understanding the impact on the Company’s financials, the resulting decrease in Gross Billings and overall company financial picture, over the reported period was principally a result of changes in the general economic environment and specifically the higher costs of fuel because of lower refinery production. In addition, many of our trucking customers were tied to the automotive industry and with the downturn in the general economic condition and the financial collapse within the automotive industry, services and gross billings declined drastically.  Additional information is provided where applicable.

Our direct costs during each of the four fiscal years decreased annually year over year principally as a result of *economic conditions, as the company streamlined its operations to adjust to decreased demand.

Gross Billings for the Fiscal Year Ending December 31, 2010 decreased $261,059 from to $68,494 for the Fiscal Year ending December 31, 2009  to $2,490,607 for the Fiscal Year ending December 31, 2010, due primarily to *economic conditions.

OPERATING EXPENSES

Operating Expense for the fiscal years ending December 31, 2010 and 2009 respectively are reflected below:

Fiscal Year Ending	Operating Expenses
2009	$122,570
2010	$93,182

Operating Expenses for the Fiscal Year Ending December 31, 2010 decreased $29,388 from $122,570 for the Fiscal Year ending December 31, 2009 to $93,182 for the Fiscal year ending December 31, 2010  to due primarily to *economic conditions, as the company streamlined its operations to adjust to decreased demand.

NET INCOME (LOSS)

Net Income (Loss) for the fiscal years ending December 31, 2010 and 2009  respectively are reflected below:

Fiscal Year Ending	Net Income (Loss)
2009	$(54,076)
2010	$(70,884)

The Company’s Net Loss for the Fiscal Year Ending December 31, 2010 increased $16,808 from ($54,041) for the Fiscal Year ending December 31, 2009 to ($70,884) for the Fiscal Year ending December 31, 2010, due primarily to * economic conditions.

LIQUIDITY AND CAPITAL RESOURCES

Cash used in operating activities and cash flows from financing activities for the years ending December 31, 2009 and 2010 respectively are reflected below:

Fiscal Year Ending	Cash Used In Operating Activities	Cash Flows From Financing Activities
2009	$9,934	$(6,281)
2010	$(6,010)	$(0)

The Company’s Cash Used in Operating Activities for the Fiscal Year Ending December 31, 2010  decreased $15,994 from $9,934 for the Fiscal Year ending December 31, 2009 to ($6,010) for Fiscal Year Ending December 31, 2009, due primarily to *economic conditions. The Company’s Net Cash from Financing Activities for the Fiscal Year Ending December 31, 2010 decreased $6,281 from  ($6,281) for the Fiscal Year ending December 31, 2009 to $0 for the Fiscal year ending December 31, 2010 to due primarily to *economic conditions.

There are no limitations in the Company's articles of incorporation on the Company's ability to borrow funds or raise funds through the issuance of restricted common stock. The Company's limited resources and lack of having cash-generating business operations may make it difficult to borrow funds or raise capital. The Company's limitations to borrow funds or raise funds through the issuance of restricted capital stock may have a material adverse effect on the Company's financial condition and future prospects, including the ability to execute its business plan. To the extent that debt financing ultimately proves to be available, any borrowing will subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

We have no material commitments for the next twelve months, aside from salaries and rent on our primary office space. We will however require additional capital to meet our liquidity needs.  The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected expansion of it Renewables divisions over the coming year.  In the Use of Proceeds Section, we provide detailed disclosures of the Companies projections depending upon the level of funding received.

We anticipate that we will receive sufficient proceeds from operations and the Draw Down Agreement, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received. It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has earned declining revenues to date from its Non-renewables division and the other divisions are in their development stage, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options aside from the Draw Down Agreement.

The Use of Proceeds section includes a detailed description of the use of proceeds over  differing offering scenarios of 100%, 66.1/3%, and 33 1/3%. As the Company’s expenses are relatively stable, the Company believes it can fund its present operations with projected revenues , however, development of each Division will require additional funding. The Company will consider raising additional funds during 2011 through sales of equity, debt and convertible securities, if it is deemed necessary.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Executive Officers
Name	Age	Position
C. B. McCollum	42	Chairman of the Board, Chief Executive Officer

Clarence McCollum, Sr.	69	President

Brian K. McCollum	34	Chief Operations Officer

Dr. Jeffrey L. Streator	48	Chief Technology Officer

James D. Jackson	41	Chief Financial Officer

Directors, Executive Officers, Promoters and Control Persons

Directors

C. B. McCollum, Chairman & CEO

Mr. C.B. McCollum is the founder of Exergetic Energy, Inc.  As Chairman/CEO, Mr. McCollum is responsible for Exergetic Energy’s operations including the strategic planning, logistics, staff leadership, client direction and program implementation.  Mr. McCollum is an engineering executive with nearly two and a half decades of experience as a Research Engineer, Product Manager & Oil Industry Executive.  Mr. McCollum got his initial start as a research engineer for NASA in New Orleans, La nearly twenty five years ago and since that time has held numerous research and management position.  Prior to founding Exergetic Energy, Mr. McCollum spent the past four years as a Director with the fourth largest integrated Oil Company in North America. Additionally, he has served on various American Petroleum Institute (API) Committees and has been published and quoted in numerous articles on the concept of energy consumption and optimization techniques.

His background and knowledge of the energy business and executive management experience provide a solid foundation upon which the organization has built its technical merits. Mr. McCollum has amassed a seasoned group of executives and technical experts to assist in delivering the company’s motto…..”Providing Energy Solutions of Tomorrow, Today”.

Mr. C.B. McCollum holds the following advanced degrees:
•	Bachelor Science with Concentration Physics, Morehouse College, Atlanta, GA, 1990
•	Bachelor of Mechanical Engineering, Georgia Institute of Technology, Atlanta, GA, 1992
•	Masters of Mechanical Engineering, Georgia Institute of Technology, Atlanta, GA, 1994
•	Certified, Lubricants Expert, United States District Court of New Jersey, Newark, NJ, 2000

Clarence McCollum, Sr., President

Mr. Clarence McCollum, Sr. has an extensive background in Signal Processing Design and Microcode Design of electronic systems such as those found in photovoltaics (i.e., Solar Panel Technology). He assists with the development and implementation of the strategic vision of Exergetic Energy to develop and implement the business strategy for all renewable energy initiatives with a primary focus on providing guidance and an execution strategy for all Solar Energy Projects. Clarence’s years of experience with component design of electronics are key attributes for the Company, which help reinforce the core technology capabilities of the organization. Listed below are key projects and accomplishments that further articulate the range of his experience and technical acumen within this field.

In 1977, he established CBM Electronics, Inc. to foster the professional abilities of minorities in the field of engineering & electronics. With a specialization in Electronic Signal Processing and Microcode System Design, his firm quickly established itself as a premier electronics company.  Within the first five years of operation, CBM Electronics was engaged in the design of electronic systems for the United States Department of Defense and the Department of Energy, respectively.

Mr. McCollum, holds the following advanced degrees:
•	Bachelor of Science, Electrical Technology, S.C. State College, Orangeburg SC, 1965
•	Bachelor of Science, Electrical Engineering, G.W. University, Washington, D.C., 1969
•	Masters Degree, Computer Science, George Washington University, Washington, D.C., 1973

Dr. Jeffrey L. Streator, Chief Technology Officer

Dr. Jeffrey L. Streator brings to the corporation more than 25 years of university research experience from two of the top research/engineering institutions in the nation. Both as a Ph.D. candidate at University of California at Berkeley and a tenured professor at The Georgia Institute of Technology, Dr. Streator has been recognized for contributions that his work has provided to the field of Nanotechnology. Dr. Streator’s specific area of research is Nanotechnology of thin films with special considerations being paid to the manufacture and applications of these molecular layer surfaces.  In its’ most basic form, Nanotechnology is often viewed as ubiquitous technology because the applications and innovations can be applied to all fields- from medicine to electronics. With the future viability of alternative energy systems in the new technological capabilities of SMART Devices, Nanotechnology research holds the key to the advancement and sustainability of the new energy economy.

Dr. Streator holds the following advanced degrees:
•	Bachelor Degree of Engineering Sciences, Harvard University, MA, 1984
•	Masters of Science, Mechanical Engineering, U.C. Berkeley, CA, 1986
•	Doctorate of Philosophy, Mechanical Engineering, U.C. Berkeley, CA, 1990

Brian K. McCollum, Chief Operations Officer

As Chief Operations Officer, Mr. Brian K. McCollum is responsible for the daily operations of each business unit of the company. Brian oversees the company's core corporate organizations that support all areas of the business worldwide, including research and development, information management, and strategy.

His primary role includes ensuring that the resources as set by the board of directors are used in the most efficient way possible in order to create the maximum value for the company’s shareholders.  Mr. McCollum formerly served as Chief Operations Officer for Alpha Imports, LLC as well as being the Director of Arts and Education for Step Afrika.  Brian has extensive international business experience from studying abroad in both Africa and Europe.  In fact, Brian has spent an extensive amount of time over the past five years working in the following countries—South Africa, Tanzania, Ghana, Liberia, Zimbabwe, Thailand, Ireland and Brazil.  He brings his international expertise to expand and diversify the operations of Exergetic Energy to different international markets.

Mr. McCollum holds the following advanced degrees:

•	Bachelor of Arts, Business Administration, Corporate Finance, Morehouse College, Atlanta, GA, 1999
•	Masters of Divinity, Princeton Theological Seminary, Princeton, NJ, 2010

James D. Jackson, Chief Financial Officer
Mr. Jackson comes to Exegetic with over 10-years of Business unit and development program management experience with an expertise in the design, development, marketing and distribution of computer equipment globally.  Prior to taking on the role of , Mr. Jackson was with AT&T in the capacity of  Project Manager for the introduction of  hybrid fiber-optic coaxial (HFC) telephony service, commonly known to day a cable telephone service for AT&T.  Mr. Jackson holds an MBA with a focus in Technology Innovation Management from the Leeds School of Business at the University of Colorado and was a member of the 1990 National Championship Football team.

Other experiences of Mr. Jackson include 5-years of environmental investigation and restoration project management with Weston Solutions Inc. as a Registered Environmental Professional with the State of Colorado.

Executive Compensation

Summary Compensation Table .   The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

Summary Compensation Table
Long Term
		Annual Compensation			Compensation Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
David E. Joseph, CEO, President
	2009	none—	none—	none—	none—	none—	none—
	2010	none—	none—	none—	none—	none—	none—
Michael B. Jackson, CFO, Vice President
	2009	none—	none—	none—	none—	none—	none—
	2010	none—	none—	none—	none—	none—	none—
Clarence McCollum, Chairman, CEO*	2009	none—	none—	none—	none—	none—	none—
	2010	none—	none—	none—	none—	none—	none—

*Clarence McCollum was elected to the positions referenced above in May 2010.

The Company has no employment agreement with any of its officers and directors.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Note Vested ($)
N/A

Deferred Salary.  There are no deferred salary agreements in place.

Stock Awards.  Stock issuances include incentive for deferred salary and for services rendered, including the formation of the company, development of the business and operating model, market research, general day-to-day operations, investor relations, technology development and oversight, stock was issued to executives of the company as illustrated in the table.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 30, 2010.

Compensation of  Directors. We currently have no non-employee directors and two employee directors and no compensation was paid to these directors in the period ended December 30, 2010. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, the company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

The Company’s 2010Employee Benefit Plan (the “2010 Plan”) authorizes up to 2,150,000 shares of common stock to any person employed by the Company either as an employee, officer, director or independent consultant or other person employed by the Company, provided that no person can be granted shares under the 2005 Plan for services related to capital raising or promotional activities. As of December 31, 2010, 0 shares have been issued pursuant to the 2010 Plan. There are no restrictions on resale upon the purchases of the stock from the employees or the consultants, unless contained in the written award approved by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of  April 7, 2011, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii)  each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Number of Shares Beneficially Owned (*)	Percent of Class (**)
C. B. McCollum, Chairman and CEO 18695 Oak Drive Detroit, MI 48221	7,500,000	50.46%
Clarence McCollum, President 1324 Iron Forge Forestville, Md 20747	1,000,000	6.7%
Brian K. McCollum, Chief Operations Officer 14517 Hampshire Hall Court Upper Marlboro, Md. 20772	1,500,000	10.09%
James Jackson, Manager J. David Ventures, LLC	750,000	5.05. %
All Directors and Officers as a Group (4 persons)	10,750,000	72.33%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.
(**) Percent of class is calculated on the basis of the number of shares outstanding on April 7, 2011 (14,863,341).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Exergetic Energy, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Loans and Advances from Affiliates

None

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at December 30, 2010
Title of Class	Authorized	Outstanding

Common stock, $0.0001 par value per share	100,000,000	14,863,341

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

SELLING STOCKHOLDERS

We agreed to register for resale shares of common stock of the selling security holder. The selling security holder may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling security holder and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holder in connection with the sale of such shares.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of the date of this prospectus, including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered by each;
3.   the total number of shares that will be owned by each upon completion of the offering;
4.   the percentage owned by each upon completion  of the offering; and
5.   the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 14,863,341 shares of common stock outstanding on April 7, 2011.

Name of Selling Shareholder	Shares Owned Prior to this Offering(1)	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Auctus Private Equity Fund, LLC(2)	0	15,000,000	15,000,000	50.23	%*

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon drawn down under the Agreement with Auctus.

(2) Lou Posner is the Director of Auctus Private Equity Fund, LLC and, in that capacity, has the authority to direct voting and investment decisions regarding the securities.

PLAN OF DISTRIBUTION

Plan of Distribution

Drawdown Equity Finance Agreement / Registration Rights Agreement

On February 18, 2011, we entered into Drawdown Equity Finance Agreement and Registration Rights Agreement with Auctus Private Equity Fund, LLC in order to establish a possible source of funding for us.

Under the equity line of credit agreement, Auctus has agreed to provide us with up to $10,000,000 of funding over a thirty-six (36) month period from the effective date of this prospectus; 15,000,000 shares of our common stock are being registered pursuant to this prospectus. During this period, we may request a drawdown under the equity line of credit by selling shares of our common stock to Auctus and Auctus will be obligated to purchase the shares. We may request a drawdown once every five trading days, although we are under no obligation to request any drawdowns under the equity line of credit. There must be a minimum of five trading days between each drawdown request.

We may request a drawdown by sending a drawdown notice to Auctus, stating the amount of the draw down and the price per share, which shall be the lowest closing bid price of our common stock during the preceding five trading days. During the five trading days following a drawdown request, we will calculate the amount of shares we will sell to Auctus and the purchase price per share. The number of shares of Common Stock that Auctus shall purchase pursuant to each advance shall be determined by dividing the amount of the advance by the purchase price.

The purchase price per share of common stock will be set at ninety-three percent (93%) of the lowest closing bid of the common stock during the pricing period. Further, Auctus shall immediately cease selling any shares of our common stock within a drawdown notice if the price of the Company’s common stock falls below a fixed-price floor provided by the Company or 75% of the average closing price of the common stock over the preceding ten (10) trading days prior to the drawdown notice date; such floor can be waived only in the sole discretion of the Company. Auctus shall immediately cease selling any shares within a Drawdown Notice if the price falls below a fixed-price floor provided by the Company or seventy-five percent (75%) of the average closing bid price of the common stock over the preceding ten (10) trading days prior to the Drawdown Notice Date (the “Floor”).

Notwithstanding, the Company, in its sole and absolute discretion, may waive its right with respect to the Floor and allow Auctus to sell any shares below the Floor Price. In the event that the Company does not waive its right with respect to the Floor, Auctus shall immediately cease selling any shares within the Drawdown Notice if the price falls below the Floor Price. If the company does waive the floor price it could cause the share price to fall substantially. Also note, there is an ownership limit of 4.99% (see section 7.2 (g) of the Agreement), and neither the company’s right to waive the floor price and/or the ownership limit of 4.99% can impact the price at which the company can put the shares to the investor. The floor price restriction only applies to the five day trading period Drawdown notice period.

There is no minimum amount we can draw down at any one time. The maximum amount we can draw down at any one time is the larger of $250,000; or 200% of the average daily volume based on the trailing ten days preceding the Drawdown Notice Date.

Upon effectiveness of the Registration Statement, the Company shall deliver Instructions to its transfer agent to issue shares of Common Stock to the Investor free of restrictive legends on or before each advance date.

Pursuant to the Drawdown Agreement, Auctus and its affiliates shall not be issued shares of the Company’s common stock that would result in its beneficial ownership equaling more than 4.99% of the outstanding common stock of the Company.

Per section 3.10 of the Agreement, Auctus will not enter into any short selling or any other hedging activities during the pricing period.  Auctus does have the right to sell shares to be issued to them pursuant to the Drawdown notice during the applicable pricing period.

On February 18, 2011 the Company signed a Registration Rights Agreement with Auctus requiring, among other things, that the Company prepare and file with the SEC Form S-1, or on such other form as is available no later than one hundred and twenty (120) days after signing. In addition, the Company shall use all commercially reasonable efforts to have the Registration Statement(s) declared effective by the SEC within one hundred and twenty (120) calendar days from the date that the Registration Statement is filed with the SEC.

As per the Drawdown Agreement, none of Auctus’s obligation thereunder are transferrable and may not be assigned to a third party.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 1561 through 1571 of the Michigan Business Corporation Act (the “MBCA”) authorize a corporation to grant or a court to award, indemnity to directors, officers, employees and agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act.

The Bylaws of the Company provide that the Company shall, to the fullest extent authorized or permitted by the MBCA, or other applicable law, indemnify a director or officer who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred in connection with the action or suit, if the indemnitee acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company or its shareholders.

The Bylaws also authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of the MBCA.

Section 1209 of the MBCA permits a Michigan corporation to include in its Articles of Incorporation a provision eliminating or limiting a director’s liability to a corporation or its shareholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, or the receipt of improper personal benefits cannot be eliminated or limited in this manner.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, offices or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Kimberly L. Graus, Esq.

EXPERTS

The consolidated financial statements included in this prospectus for the years ending December 31, 2008 and December 31, 2009  have been audited by Silberstein Ungar, PLLC an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries.  Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may also obtain additional information regarding the company on our website, located at  http://www.exergeticenergy.com.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)

FINANCIAL STATEMENTS

DECEMBER 31, 2010

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)

FINANCIAL STATEMENTS

DECEMBER 31, 2010

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

April  14, 2011

To the Board of Directors of

Exergetic Energy, Inc.

Detroit, Michigan

To Whom It May Concern:

Consent of Independent Registered Public Accounting Firm

Silberstein Ungar, PLLC hereby consents to the use in the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, filed by Exergetic Energy, Inc. (formerly known as Specialized Services, Inc.), of our report dated April 13, 2011, relating to the balance sheets of Specialized Services, Inc. as of December 31, 2010 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended, and the reference to us under the caption “Experts”.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)
BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$1,304	$7,314
Accounts receivable	0	77,440
Prepaid interest	14,113	35,483
Total Current Assets	15,417	120,237

Property and equipment, net	0	92,548

TOTAL ASSETS	$15,417	$212,785

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	$8,107	$27,818
Accrued expenses	200,374	202,357
Accrued interest	4,603	0
Due to shareholder	5,000	2,200
Leases payable – current portion	218,221	160,300
Loan payable – related party	5,768	5,768
Line of credit	52,294	52,294
Total Current Liabilities	494,367	450,737

Long-Term Liabilities
Leases payable	48,632	106,553

Total Liabilities	542,999	557,290

STOCKHOLDERS’ DEFICIT
Capital stock, $0.005 par value, 100,000,000 shares authorized, 473,341 shares issued and outstanding	47	47
Additional paid in capital	408,872	408,872
Accumulated deficit	(936,501)	(753,424)
Total Stockholders’ Deficit	(527,582)	(344,505)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$15,417	$212,785

The accompanying notes are an integral part of the financial statements

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

NET REVENUE	$22,298	$68,494

OPERATING EXPENSES	93,182	122,570

LOSS FROM OPERATIONS	(70,884)	(54,076)

OTHER INCOME (EXPENSE)
Rebates	956	35
Forgiveness of debt	9,877	0
Commissions	1,598	0
Loss on disposal of assets	(56,848)	0
Bad debt expense	(67,776)	0
TOTAL OTHER INCOME (EXPENSE)	(112,193)	35

LOSS PRIOR TO PROVISION FOR INCOME TAXES	(183,077)	(54,041)

PROVISION (BENEFIT) FOR INCOME TAXES	0	0

NET LOSS	$(183,077)	$(54,041)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	473,341	473,341

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.39)	$(0.11)

The accompanying notes are an integral part of the financial statements

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)
STATEMENT OF STOCKHOLDERS’ DEFICIT
AS OF DECEMBER 31, 2010

	Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2008	473,341	$47	$408,872	$(699,383)	$(290,464)

Net loss for the year ended December 31, 2009	-	-	-	(54,041)	(54,041)

Balance, December 31, 2009	473,341	47	408,872	(753,424)	(344,505)

Net loss for the year ended December 31, 2010	-	-	-	(183,077)	(183,077)

Balance, December 31, 2010	473,341	$47	$408,872	$(936,501)	$(527,582)

The accompanying notes are an integral part of the financial statements

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the year	$(183,077)	$(54,041)
Adjustments to reconcile net (loss) to cash provided by operating activities:
Depreciation and amortization	57,070	66,748
Bad debt expense	67,776	0
Loss on disposal of assets	56,848	0
Forgiveness of debt	(9,877)	0
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	9,664	(605)
Increase (decrease) in account payable	(9,834)	(668)
Increase (decrease) in accrued expenses	(1,983)	(3,700)
Increase in accrued interest	4,603	0
Increase in due to shareholder	2,800	2,200
Net Cash Provided by (Used in) Operating Activities	(6,010)	9,934

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on line of credit	0	(6,499)
Repayment of loan payable – related party	0	(1,000)
Borrowings from loan payable – related party	0	1,218
Payments on leases payable	0	0
Net Cash Used in Financing Activities	(0)	(6,281)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,010)	3,653

CASH AND CASH EQUIVALENTS – BEGINNING	7,314	3,661

CASH AND CASH EQUIVALENTS – ENDING	$1,304	$7,314

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$0	$2,477
Cash paid for income taxes	$0	$0

The accompanying notes are an integral part of the financial statements

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Specialized Services, Inc. (the” Company” or “SSI”) was incorporated in Michigan in January, 1988. The Company aggregates (bundles) fuel products and services, and delivers these products and services to customers in a way that reduces the customers’ costs. In addition the Company has a competitive local exchange carrier license to provide telecommunications services to companies.

On October 5, 2005, the Company entered into an Agreement and Plan of Merger with and into Fifth Avenue Acquisition II Corp., a public shell company, with an effective date of October 6, 2005. The Company is the successor reporting company.

In 2010, SSI merged with Exergetic Energy, Inc. and changed its name to Exergetic Energy, Inc, pursuant to a Final Definitive Agreement dated December 3, 2010.  Exergetic Energy, Inc., (“Exergetic”) was founded on May 27, 2010 as a Michigan corporation, and was created to improve upon and expand the various energy options/resources available for prospective customers.

Basis of Accounting
The Company uses the accrual basis of accounting for financial statement reporting. Accordingly, revenues are recognized when products are delivered and services are rendered, and expenses are recognized when the obligation is incurred. The reported net revenues figure represents the total amount of fuel and telecommunications products and services that were purchased from the Company during the year by its customers, net of the Company’s cost of sales, as required under ASC 605-45.  See Note 10.

Cash and Cash Equivalents
The Company considers certificates of deposit and other highly liquid investments with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, prepaid interest, accounts payable, accrued expenses, accrued interest, due to shareholder, leases payable, loan payable – related party and a line of credit. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
The Company, with the consent of its stockholders, had elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code for periods prior to 2005. Instead of paying federal corporate income taxes, the stockholders of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income.

In 2005, the Company revoked its S-election and began paying tax as a C-corporation. Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. See Note 8.

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment
Property and equipment are recorded at cost. Depreciation expense is computed using straight-line methods over the estimated useful life of each asset. See Note 2.

Loss Per Share
Loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.  See Note 7.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk
The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

In addition, the Company extends credit to customers in the normal course of business. The Company monitors the account receivable balances and does not expect significant collection problems.

Recent Accounting Pronouncements
In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

In June 2009, the FASB issued ASC 105-10, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ASC 105-10 establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. ASC 105-10 was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of ASC 105-10 on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2010 and 2009:

	2010	2009
Machinery and equipment	$365,402	$365,402
Furniture and fixtures	25,793	25,793
Transportation equipment	21,494	21,494
Subtotal	412,689	412,689
Less: Accumulated depreciation	(355,841)	(320,141)
Less: Impairment	(56,848)	0
Property and equipment, net	$0	$92,548

Depreciation expense was $35,700 for the years ended December 31, 2010 and 2009.

The Company scrapped the remaining property and equipment at December 31, 2010 as it was no longer useful.  A loss on the disposal of assets of $56,848 was recorded on December 31, 2010.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consisted of $184,573 of officer salary and $15,801 due on a company credit card as of December 31, 2010.

NOTE 4 – LOANS PAYABLE – RELATED PARTIES

Loans payable to related parties are due to officers for funds advanced to the Company for working capital and are non-interest bearing and due upon demand.

NOTE 5 – LINE OF CREDIT PAYABLE

The Company has a $100,000 unsecured line of credit available with First Place Bank, which is payable upon demand. The officers personally guarantee borrowings under this line of credit. At December 31, 2010 and 2009 $52,294 was owed under this line of credit. Interest rates fluctuate based on the prime rate plus 3.25%. The rates in effect at December 31, 2010 and 2009 was 6.5%. Accrued interest was $4,603 as of December 31, 2010.  The loan is currently in default.

NOTE 6 – CAPITAL LEASES

The Company sold and leased back equipment during the year ended December 31, 2007.  The Company entered into five capital lease agreements.  All of the leases are for a term of 60 months with varying interest rates. The entire amount of interest due over the term of the leases has been capitalized as prepaid interest and is being amortized over the lease term. All leases are currently in default.

The future minimum rental payments due under these leases were as follows at December 31, 2010:

December 31, 2011	$218,221
2012	48,632
2013	0
Total	$266,853

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 7 – CAPITAL STOCK

During the year ended December 31, 2008, there were 20,040,000 shares of common stock issued for services valued at $20,326. On December 20, 2008 the Company executed a 1 to 50 stock split. Shares outstanding, average weighted shares outstanding and loss per share have been adjusted to reflect this split.

There were no additional shares issued during the year ended December 31, 2010.

There were 473,341 shares of common stock outstanding as December 31, 2010. There were no preferred shares issued and outstanding at December 31, 2010.

NOTE 8 – INCOME TAXES

For the period ended December 31, 2010, the Company has incurred net losses and, therefore, has no tax liability. The net operating loss carry-forward is approximately $936,500 at December 31, 2010, can be carried forward and applied against future taxable income and used to reduce income taxes owed, and will expire in various amounts through the year 2030.  Due to the change in ownership provisions of the Tax Reform Act of 1986, the net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	2010	2009
Deferred tax asset attributable to:
Net operating loss carryover	$318,000	$256,000
Less: valuation allowance	(318,000)	(256,000)
Net deferred tax asset	$-	$-

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real property as of December 31, 2010. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 10 – NET REVENUE AND MAJOR CUSTOMERS

Net Revenue for 2010 of $22,298 was comprised of gross billings of $2,490,607 less direct costs of $2,468,309.

Net Revenue for 2009 of $68,494 was comprised of gross billings of $2,751,666 less direct costs of $2,683,172.

During 2010, two customers accounted for 99.9% of our gross revenues and 87% of our net revenues as reflected on the statement of operations.  In the opinion of management, the loss of either or both of these customers would have no material effect on the Company’s financial position.

EXERGETIC ENERGY, INC.
(FORMERLY SPECIALIZED SERVICES, INC.)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 11 – GOING CONCERN

The Company has a negative working capital, has incurred operating losses in its two most recent fiscal years, and its operating activities have required financing from outside institutions and related parties.  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company may continue to need outside financing to support its internal growth.

NOTE 12 – SUBSEQUENT EVENTS

On December 3, 2010, the Company and certain of its controlling shareholders entered into a Final Definitive Agreement and Plan of Merger with Exergetic Energy, Inc.  The Merger was finalized during the first quarter of 2011.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2010 to April 12, 2011, the date these financial statements were issued, and have determined that it does not have any material subsequent events to disclose in these financial statements other than the events described above.

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$261
Legal Fees and Expenses*	13,000
Accounting Fees*	7,500
Miscellaneous*	1,500
Total	$22,261
* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Sections 1561 through 1571 of the Michigan Business Corporation Act (the “MBCA”) authorize a corporation to grant or a court to award, indemnity to directors, officers, employees and agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act.

The Bylaws of the Company provide that the Company shall, to the fullest extent authorized or permitted by the MBCA, or other applicable law, indemnify a director or officer who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred in connection with the action or suit, if the indemnitee acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company or its shareholders.

The Bylaws also authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of the MBCA.

Section 1209 of the MBCA permits a Michigan corporation to include in its Articles of Incorporation a provision eliminating or limiting a director’s liability to a corporation or its shareholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, or the receipt of improper personal benefits cannot be eliminated or limited in this manner.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, offices or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During Fiscal year ending 2009, the Company issued 20,040,000 shares of common stock for services valued at $20,326.

On December 20, 2008, the company executed a 1 to 50 stock split.

During Fiscal year ending 2008, the Company did not issue any additional shares of its common stock.

Date Sold or	Common	Sale Price or	Reason for	Exemption	Legend
Granted	Shares	Services	Issuance
	Issued	Value		Claimed

January 24, 2011	7,500,000	$375,000	compensation	Section 4(2)	Yes
January 24, 2011	1,000,000	$50,000	compensation	Section 4(2)	Yes
January 24, 2011	1,500,000	$75,000	compensation	Section 4(2)	Yes
*January 24, 2011	1,200,000				No
March 16, 2011	15,000	$1500	compensation	Section 4(2)	Yes
March 16, 2011	250,000	$12,500	compensation	Section 4(2)	Yes
March 16, 2011	750,000	$37,500	compensation	Section 4(2)	Yes

*These shares are unregistered with no underwriter used for the sale of common stock.  The shares of stock were sold pursuant to the Company’s S-8 Registration statement filed January 20, 2011, or under an exemption from registration under Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of as amended (1)*

3.2	Certificate of Merger and Amendments*

3.3	Bylaws (1)*

4.1	Form of Common Stock Certificate*

5.1	Legal Opinion *

10.1	2010 Employee Benefit Plan, as amended to date (2) *

10.5	Drawdown Equity Financing Agreement between Exergetic Energy, Inc. and Auctus Private Equity Fund, LLC(3) *

10.6	Registration Rights Agreement between Exergetic Energy, Inc. and Auctus Private Equity Fund, LLC(3) *

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Legal Counsel (included in Exhibit 5.1) *

(1)	Incorporated by reference to exhibit filed as part of the Company’s Form 10S-B filed January 26, 2001.

(2)	Incorporated by reference to exhibit filed as a part of the S-8 Registration Statement filed on January 20, 2011.
(3)	Incorporated herein by reference to the Current Report on Form 8K filed March 30, 2011

* Previously filed

ITEM 17. UNDERTAKINGS

The Registrant undertakes:

1.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing Prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

5.
Since the small business issuer is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, Michigan, on May 3, 2011.

Signature	Title	Date
C.B.McCollum
/s/ C.B.McCollum	Chairman of the Board	May 3, 2011

Clarence McCollum, Sr.
/s/ Clarence McCollum, Sr.	President	May 3, 2011

James D. Jackson
/s/ James D. Jackson	Chief Financial Officer	May 3, 2011

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
C.B.McCollum
/s/ C.B.McCollum	Chairman of the Board	May 3, 2011

Clarence McCollum, Sr.
/s/ Clarence McCollum, Sr.	President	May 3, 2011

James D. Jackson
/s/ James D. Jackson	Chief Financial Officer	May 3, 2011